Exhibit 10(vv)

                 AMENDMENT AND WAIVER

            This AMENDMENT AND WAIVER (this "Amendment and Waiver"), dated as of January 31, 2002, between SIGA Technologies, Inc., a Delaware corporation (the "Corporation"), and Thomas N. Konatich ("Konatich"), amends and waives certain provisions of the Employment Agreement, dated as of October 6, 2000, between the Corporation and Konatich (the "Existing Agreement"). Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Existing Agreement.

            WHEREAS, an event which could be deemed to constitute a Change of Control has occurred;

            WHEREAS, under the Existing Agreement, the Initial Term ends on April 1, 2002; and

            WHEREAS, the Corporation and Konatich desire to amend the Existing Agreement as provided in this Amendment and Waiver.

            NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, intending legally to be bound, hereby agree as follows:

            1. Section 1 of the Existing Agreement shall be amended to read in its entirety as follows:

                  1. Employment for Term. The Corporation hereby employs Konatich and Konatich hereby accepts employment with the Corporation for the period beginning on January 19, 2000 and ending December 31, 2002 (the "Initial Term"), or upon the earlier termination of the Term pursuant to
      Section 6. The termination of Konatich's employment under this Agreement shall end the Term but shall not terminate Konatich's or the Corporation's other agreements in this Agreement, except as otherwise provided herein.

            2. Section 3(a) of the Existing Agreement shall be amended to add the following sentence at the end thereof:

      From and after January 31, 2002, the Base Salary shall be not less than $182,500 per annum, and the Corporation shall make the appropriate adjustments to its payroll as soon as reasonably practicable thereafter.

            3. (a) Any event occurring prior to January 31, 2002 that would otherwise constitute a Change of Control, including, without limitation, the execution of the letter agreement among Donald G. Drapkin, the Corporation, Gabriel M. Cerrone, Thomas E. Constance, Eric A. Rose, M.D., Judson A. Cooper and Joshua D. Schein, Ph.D., dated March 30, 2001, and the consummation of the transactions contemplated thereby, shall not be deemed a Change of Control for purposes of the Agreement.

               (b) All stock options that were granted to Konatich by the Corporation prior to March 30, 2001, shall, irrespective of any provisions of the relevant option agreements, immediately vest and become exerciseable as of the date hereof.

            4. Section 8 of the Existing Agreement shall be amended to add a Subsection (f) that reads follows:

            (f). Satisfactory Alternative. Notwithstanding anything to the contrary herein, Konatich shall have no rights and the Corporation shall have no obligation under this Section 8 with respect to a Termination Due to Change in Control; if, prior to or simultaneously with such Termination Due to Change in Control, Konatich is offered employment within the Metro New York area by another business as its Chief Financial Officer at a level of compensation equal to or greater than his compensation hereunder (a "Satisfactory Alternative").

            5. Notices to the Corporation, as described in Section 13 of the Existing Agreement shall be sent to:

                            SIGA Technologies, Inc.
                            420 Lexington Avenue, Suite 620
                            New York, New York 10170
                            Attention: President

                   with a copy to:

                            Kramer Levin Naftalis & Frankel LLP
                            919 Third Avenue
                            New York, New York 10022
                            Attention: Thomas E. Constance, Esq.

                      [Signature page follows immediately]

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment and Waiver as of January 31, 2002.

                                                       SIGA TECHNOLOGIES, INC.


                                                       By:
                                                          ----------------------
                                                         Name:
                                                         Title:


                                                      /s/ Thomas N. Konatich
                                                      --------------------------
                                                      Thomas N. Konatich